Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Icagen, Inc.

Durham, North Carolina

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-213173) of our report dated March 30, 2017 relating to the consolidated financial statements of Icagen, Inc., which appear in this Form 10-K. Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ RBSM LLP

New York, NY

April 17, 2017